UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

LTX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on June 20, 2008, LTX Corporation (“LTX”) and Credence Systems Corporation (“Credence”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which LTX and Credence will combine their businesses through the merger of Credence with a newly formed, wholly owned subsidiary of LTX (the “Merger”), with Credence surviving the Merger as a wholly owned subsidiary of LTX.

A special meeting of stockholders of LTX is scheduled to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, on Thursday, August 28, 2008 at 12:00 noon, local time. At the LTX special meeting, LTX stockholders will be asked to approve an amendment to LTX’s articles of organization and the issuance of LTX common stock in connection with the Merger. In addition, a special meeting of stockholders of Credence is scheduled to be held at Credence’s headquarters and principal offices, located at 1421 California Circle, Milpitas, California 95035, on Thursday, August 28, 2008 at 9:00 a.m., local time. At the Credence special meeting, Credence stockholders will be asked to adopt the Merger Agreement. Information about the LTX and Credence special meetings, the Merger and other business to be considered by stockholders at the special meetings is contained in the Joint Proxy Statement/Prospectus dated July 29, 2008 and mailed to LTX and Credence stockholders on or about July 30, 2008.

On August 25, 2008, Credence received a letter from a representative who claims to represent certain holders of Credence’s 3.5% Convertible Senior Subordinated Notes due 2010 (the “Notes”) in which such holders take the position that the Merger would constitute a change of control and a designated event under the indenture governing the Notes and therefore that, following the Merger, Credence would be required to offer to repurchase all of the outstanding Notes at 100% of the principal amount thereof plus accrued and unpaid interest.

Credence and LTX are reviewing and considering the positions taken in the letter and Credence’s and LTX’s response thereto. If the Merger constitutes a change of control and a designated event under the indenture governing the Notes, Credence would be required to offer to repurchase all of the outstanding Notes at 100% of the principal amount thereof plus accrued and unpaid interest. Any required repurchase of the Notes would likely be financed from the combined company’s available cash and cash equivalents or with other debt. At May 3, 2008, the aggregate principal amount of the outstanding Notes was $122.5 million and Credence had $72.5 million of other convertible notes outstanding (which were repaid on May 13, 2008) and $228.5 million of cash, cash equivalents and short term investments, which was reduced to $156.0 million after giving effect to the repayment of the $72.5 million of other convertible notes on May 13, 2008. Therefore, at May 3, 2008, Credence had $33.5 million of cash and cash equivalents net of debt. At July 31, 2008, LTX had $71.5 million of cash, cash equivalents and marketable securities and had $53.6 million of cash, cash equivalents and marketable securities net of debt. In addition, LTX has a $30 million revolving credit facility with a bank under which there is as of the date hereof no outstanding loan balances. Management believes that even if the Merger constitutes a change of control and a designated event under the indenture governing the Notes and Credence is required to offer to repurchase all of the outstanding Notes, the repurchase of the Notes will not materially affect the financial condition and results of operations of the combined company.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made with respect to the proposed business combination involving LTX and Credence. In connection with the proposed transaction, LTX has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of LTX and Credence may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus, which has been mailed to stockholders of LTX and Credence, contains important information about LTX, Credence, the transaction and related matters. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus as well as other documents that may be filed with the SEC carefully in their entirety because they contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LTX and Credence through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com, or 781-467-5417 or from Credence by contacting Brenda Ropoulos at brenda_ropoulos@credence.com, or 408-635-4309.

LTX and Credence, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 20, 2008, among LTX, Zoo Merger Corporation and Credence. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, its proxy statement dated November 6, 2007 and its Current Report on Form 8-K filed on June 23, 2008 and July 29, 2008, which are filed with the SEC. Information regarding Credence’s directors and executive officers is contained in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008, its Current Reports on Form 8-K filed on April 18, 2008; May 1, 2008; June 10, 2008; June 17, 2008 and June 23, 2008, and its Form 4 filed on April 29, 2008, which are filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction between LTX and Credence, including statements regarding the ability of LTX and Credence to complete the proposed merger, the ability of LTX to obtain stockholder approval of matters relating to the proposed merger, whether the proposed merger will be determined to constitute a change of control and a designated event under the indenture governing the Credence notes, whether Credence will be required to offer to repurchase all of the outstanding Credence notes following the proposed merger, the timing of the completion of the proposed merger and any other statements about LTX or Credence managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain stockholder approval for matters relating to the proposed merger, the ability to satisfy the other conditions to the completion of proposed merger, the ability to consummate the proposed merger, the determination of whether the proposed merger constitutes a change of control and a designated event under the indenture governing the Credence notes, the ability to successfully integrate LTX’s and Credence’s operations and employees; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, their most recent Quarterly Reports on Form 10-Q and their Joint Proxy Statement/Prospectus, each as filed with the SEC. LTX and Credence disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the filing of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX CORPORATION

Date: August 26, 2008	By:	/s/ Joseph A. Hedal
Joseph A. Hedal General Counsel and Secretary